UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 1, 2009
                                               ---------------------------------

                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


               001-09293                          73-1016728
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      (Commission File Number)        (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                             74820
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       (Address of Principal Executive Offices)          (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On July 1, 2009, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended June 30, 2009. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                   Description
   -----------                   -----------

       99.1         Company Press Release dated July 1, 2009


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                                   By:      /s/ Randy Harp
                                   ---------------------------------------
                                            Randy Harp,
                                            Chief Operating Officer

Date:  July 1, 2009

                                  Exhibit 99.1

For Immediate Release                            Company    Steve Williamson
Wednesday, July 1, 2009                          Contact:      (580) 436-1234

               Pre-Paid Legal Services Announces 2009 2nd Quarter
                        Membership And Recruiting Results

ADA, OK, July 1, 2009 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2009 second quarter. During the 2nd quarter of 2009, new sales associates enrolled decreased 3.6% compared to the second quarter of 2008. Memberships produced decreased by 9.1% while new membership fees written decreased by 9.3% and our active membership base decreased 3.9% compared to the comparable period of the previous year.


On a sequential quarterly basis, new associates enrolled increased 5.5%, new memberships produced decreased 0.3%, new membership fees written increased 2.5% and our active membership base decreased by 21,192 memberships.

------------------------------------------------------------------------------- --------------------------------------------
                                                                                            Three Months Ended
New Memberships:                                                                  6/30/2009      3/31/2009      6/30/2008
----------------                                                                  ---------      ---------      ---------
New legal service membership sales..........................................        118,050        117,635        127,804
New "stand-alone" IDT membership sales......................................          4,180          4,960          6,642
                                                                                  ---------      ---------      ---------
         Total new membership sales.........................................        122,230        122,595        134,446
                                                                                  ---------      ---------      ---------

New "add-on" IDT membership sales...........................................         78,009         72,850         82,623

Average Annual Membership fee...............................................        $328.79        $319.86        $329.44
Active Memberships:
Active legal service memberships at end of period...........................      1,419,092      1,438,519      1,481,051
Active "stand-alone" IDT memberships at end of period (see note below)......         86,779         88,544         85,588
                                                                                  ---------      ---------      ---------
         Total active memberships at end of period..........................      1,505,871      1,527,063      1,566,639
                                                                                  ---------      ---------      ---------

Active "add-on" IDT memberships at end of period (see note below)...........        670,769        671,850        658,365
New Sales Associates:
New sales associates recruited..............................................         25,172         23,871         26,102

Average enrollment fee paid by new sales associates.........................        $120.98        $119.17         $98.93
Average Membership fee in force:
Average Annual Membership fee...............................................        $301.37        $300.81        $300.46

Note - reflects 4,386 net transfers from "add-on" status to "stand-alone" status during the quarter
----------------------------------------------------------------------------------------------------------------------------

Our total active membership fees in force decreased approximately 3.6% during the last twelve months. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 72.1% for the 12 month period ended June 30, 2009, a decrease from the 73.3% for the 12 month period ended June 30, 2008.

During the 2009 2nd quarter, we returned $524,824 to shareholders through the repurchase of 13,315 shares of common stock, at an average per share price of $39.42. Since April 1999, we have returned $421.2 million to shareholders through the purchase of 14.2 million shares, average price of $29.70 per share, and $17.1 million in dividends for a combined total of $438.3 million.

We anticipate announcing our 2009 second quarter financial results on Monday, July 27, 2009 after the market closes. The Company will conduct a conference call to present the first quarter results on Wednesday, July 29, 2009, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section  21E  of  the  Securities  Exchange  Act of  1934.  The  forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that during an economic downturn in the economy consumer purchases of discretionary items may be affected which could materially harm our sales, retention rates, profitability and financial condition, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 15 - 17 of our 2008 Form 10-K and pages 7 and 8 of our March 31, 2009 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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